(m)(1)(i)

AMENDED SCHEDULE A

VOYA SEPARATE PORTFOLIOS TRUST

SECOND AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

CLASS A SHARES

EFFECTIVE NOVEMBER 16, 2023

Fund

Voya Investment Grade Credit Fund

Voya Securitized Credit Fund

Voya Target In-Retirement Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund

Voya Target Retirement 2070 Fund

Last Updated: May 1, 2025 to add Voya Target Retirement 2070 Fund.